JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, each of the undersigned agrees that a single joint Schedule 13G and any amendment thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in EverQuote, Inc.

Dated: February 8, 2021

/s/ David D. Blundin
David D. Blundin

Link Ventures Investment Vehicle II, LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

Link Ventures LLLP
By:	Link Management LLC, its general
partner

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

Link Management LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

Link Equity Partners, LLC

By:	/s/ David B. Blundin
Name:	David B. Blundin
Title:	Managing Member

Cogo Labs, Inc.

By:	/s/ Robert Fisher
Name:	Robert Fisher
Title:	President & Chief Executive Officer

/s/ Estate of Seth Birnbaum
Estate of Seth Birnbaum
Meltem Birnbaum, as Executrix

/s/ Tomas Revesz
Tomas Revesz